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                         CONSENT OF INDEPENDENT AUDITORS




The Trustees
Keystone Institutional Adjustable Rate Fund



         We consent to the use of our report dated October 27, 1995 included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.





                                                     KPMG Peat Marwick LLP


Boston, Massachusetts
January 8, 1996